UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2004

EARLE M. JORGENSEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7537	95-0886610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10650 Alameda Street, Lynwood, California	90262
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 567-1122

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(i) On December 16, 2004, Earle M. Jorgensen Company, a Delaware corporation (the “Company”), Earle M. Jorgensen Holding Company, Inc., a Delaware corporation (“Holding”), the Earle M. Jorgensen Employee Stock Ownership Plan (the “Plan”), the Benefits Committee of Holding, and the United States Department of Labor (the “DOL”) agreed to an amended consent order and release that modifies a consent order and release among the same parties, dated January 27, 2003. The amended consent order was filed with the District Court for the Central District of California on December 17, 2004. The amended consent order will be effective when entered by the District Court.

The amended consent order provides (a) to the extent that the Plan is required to obtain appraisals after the date of the amended consent order, the appraisals will be prepared in accordance with generally accepted appraisal principles and the Plan will no longer be required to use the appraisal methodology that historically had been employed; (b) after the date of the amended consent order, all repurchases of Holding common stock from the Plan participants who elect to put shares of Holding common stock to Holding or to sell shares of Holding common stock in connection with diversification of their account will be at an appraised value based on an appraisal prepared in accordance with generally accepted appraisal principles; (c) the “floor price guaranty” set forth in the original consent order is reduced from $4.25 to $2.15 per share to reflect the changes in the appraisal methodology and the effect of a special contribution that Holding has committed to make to the Plan and participants in the Plan with Holding common stock allocated to their accounts and after the date of a reorganization or similar event, the floor price guaranty will cease; and (d) after the date that Holding common stock, or the common stock of its successor by merger or reorganization, becomes publicly traded on a nationally recognized market in the United States, participants will cease to have the right to put the common stock of Holding or its successor to Holding or such successor.

In order to offset the change of the appraisal methodology as a result of the amended consent order, Holding adopted a program to make a special contribution of additional shares of Holding common stock or common stock equivalents to (a) the stock bonus plan; (b) a supplemental stock bonus plan; and (c) a cash bonus plan. Holding has committed to make a special contribution of 1.0817 shares of Holding common stock or its equivalent with respect to each share of Holding common stock held by the stock bonus plan. This amount is equal to (i) the difference between the appraised value as of March 31, 2004 using the old methodology and the appraised value as of March 31, 2004 using the new methodology, divided by (ii) the appraised value as of March 31,2004 using the new methodology, adjusted for the dilutive effect of such contribution. The stock contributions will be made over the next two years in compliance with applicable Internal Revenue Code regulations.

Attached hereto as Exhibit 99.1, and incorporated herein by reference, is a copy of the Company’s press release dated December 22, 2004, announcing the execution of the amended consent order.

(ii) On December 17, 2004, the Company, Holding and EMJ LLC, a Delaware limited liability company (“EMJ LLC”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) pursuant to which Holding will be merged with and into EMJ LLC, with EMJ LLC surviving. The Merger Agreement provides that (a) all issued and outstanding shares of Holding’s common stock will be converted into shares of the Company’s common stock, $0.001 par value and (b) all issued and outstanding shares of (1) Holding’s 13% Cumulative Preferred Stock, $0.01 par value, and (2) Holding’s Variable Rate Cumulative Preferred Stock, $0.01 par value, will be converted into a combination of cash and shares of Company common stock, as set forth therein. The value of the shares of the Company common stock for use as merger consideration will be determined by the price at which a share of Company common stock is sold in a public offering to be consummated concurrently with the merger.

(iii) As contemplated by the Merger Agreement, on December 17, 2004, the Company, Holding, Kelso Investment Associates, L.P., a Delaware limited partnership (“KIA”), Kelso Equity Partners II, L.P., a Delaware limited partnership (“KEP II”), KIA III-Earle M. Jorgensen, L.P., a Delaware limited partnership (“KIA III”), and Kelso Investment Associates IV, L.P., a Delaware limited partnership (“KIA IV” and together with KIA, KEP II and KIA III, the “Kelso Entities”), entered into an Exchange Agreement (the “Exchange Agreement”) pursuant to which (a) KIA IV will, concurrently with and subject to the completion of the merger, exchange (1) all of the outstanding Series A Variable Rate Notes of Holding for a combination of cash and shares of Company common stock and (2) all of its rights pursuant to two warrants issued to it by Holding entitling KIA IV to purchase shares of the common stock of Holding held by it for Company common stock and (b) each of the Kelso Entities will vote all shares of Holding capital stock held by the Kelso Entities in favor of the adoption and approval of the Merger Agreement and the merger.

Attached hereto as Exhibit 99.1, and incorporated herein by reference, is a copy of the Company’s press release dated December 22, 2004, announcing the execution of the Merger Agreement and the Exchange Agreement.

(iv) On December 16, 2004, Holding and Mr. Nelson entered into an agreement, pursuant to which Holding will pay to Mr. Nelson a cash payment of $3,006,000 in consideration of the cancellation of options held by Mr. Nelson to purchase 360,000 shares of Holding common stock. In accordance with the terms of Mr. Nelson’s option agreement and the Holding stock option plan, the payment is equal to the difference between the appraised value of the Holding common stock as of March 31, 2004 of $13.76 and the exercise price of the options of $5.41 per share.

(v) On December 16, 2004, Holding’s board of directors approved an amendment to its stock option plan, pursuant to which the number of shares of Holding common stock issuable upon the exercise of each option will be increased by a factor of

1.7641, and the exercise price of each option will be reduced by multiplying the original exercise price by a factor of 0.5569. In addition, the number of shares available for grant under the Holding stock option plan was increased to 4,000,000. The amendment was adopted to maintain the intrinsic value of the options, notwithstanding the change in the valuation methodology that was required by the amended consent order.

(vi) On December 17, 2004, the Company and Kelso & Company, L.P. (“Kelso”) entered into an Amendment to Advisory Agreement pursuant to which the Company will pay Kelso a fee of $6,250,000 in connection with termination of the Company’s obligation to pay fees to Kelso under its financial advisory agreement with Kelso. The obligations of Kelso to provide advisory services and of the Company to reimburse expenses and provide indemnification to Kelso will survive.

(vii) On December 16, 2004, the board of directors approved the payment to Maurice S. Nelson, Jr., President, Chief Executive Officer and Chief Operating Officer of the Company and Holding, of a one time bonus of $3,500,000 million for his service to the Company in 2004, including without limitation, his efforts to improve the operating performance of the Company and his efforts to implement the merger and financial restructuring and the public offering.

(viii) On December 17, 2004, the Company and Maurice S. Nelson, Jr., President, Chief Executive Officer and Chief Operating Officer of the Company and Holding, entered into an agreement, which will become effective upon the closing of the public offering of EMJ, pursuant to which Mr. Nelson agreed (a) to continue his service as President and Chief Executive Officer of the Company until at least the second anniversary of the closing of the public offering and (b) to not sell any shares of EMJ common stock acquired by him upon conversion of Holding capital stock in the merger and financial restructuring or by the exercise of Holding stock options that may be granted to him under the new EMJ stock incentive plan until after the second anniversary of the closing of the public offering. In consideration of Mr. Nelson’s agreement, the Company has agreed to pay Mr. Nelson on March 31, 2007, a stay bonus of $3,000,000 and to extend the exercise period of his outstanding stock options two years to January 31, 2009.

(ix) On December 16, 2004, the Company’s board of directors and its sole stockholder, Holding, approved the Company’s 2004 Stock Incentive Plan providing for the issuance of non-qualified and incentive stock options, stock appreciation rights, restricted stock and other stock-based awards. Shares of the Company’s common stock in an amount equal to 5% of the total number of shares of the Company’s common stock outstanding immediately after the consummation of the merger and financial restructuring and the public offering of the Company’s common stock will be available for issuance under the stock incentive plan.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On December 16, 2004, the Company’s board of directors elected Joseph T. O’Donnell, Jr. to serve as a director of the Company and a member of the Audit Committee of the board of directors, effective as of January 1, 2005, to serve until the next annual meeting of stockholders. Mr. O’Donnell is a founding partner of Briscoe Capital Management, LLC, an investment advisory firm that manages a portfolio of secured debt. Mr. O’Donnell is currently a director of Endo Pharmaceuticals Holdings Inc. He is also a director of Metzler North America Corp. and President of Van Beuren Capital, L.L.C., a private merchant banking and advisory firm. Until December 30, 2002, Mr. O’Donnell was President of Metzler Corporation, the U.S.-based corporate finance affiliate of B. Metzler seel, Sohn & Co., Frankfurt, Germany. Prior to joining Metzler, Mr. O’Donnell spent 26 years at various affiliates of Bankers Trust Corporation. From 1986 to 2000, he was involved in the acquisition and leveraged finance business. Prior to 1986, he was involved in Banker’s Trust’s global Airline Division and in middle-market financing activities in the New York Metropolitan area.

There are no arrangements or understandings between Mr. O’Donnell and any other person pursuant to which he was selected as a director of the Company. Attached hereto as Exhibit 99.1, and incorporated herein by reference, is a copy of the Company’s press release dated December 22, 2004, announcing Mr. O’Donnell’s election to the board of directors.

Item 8.01 Other Events.

(i) As of December 14, 2004, the Company, Holding, and the banks and other financial institutions signatory thereto (the “Lenders”), and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as agent for the Lenders, entered into the Amended and Restated Second Amendment to Second Amended and Restated Credit Agreement and Consents, pursuant to which the Lenders consent to the Merger, Merger Agreement, Exchange and Exchange Agreement, and each party consents to certain amendments to the Credit Agreement referred to therein.

(ii) On December 16, 2004, the Company’s board of directors approved the payment of a bonus to David M. Roderick, chairman of the boards of directors of the Company and Holding, in the amount of $202,640 in consideration of his service as chairman.

(iii) On December 16, 2004, the Company’s board of directors approved a bonus plan providing that, as soon as practicable after, and conditioned upon consummation of the public offering, EMJ will pay a taxable bonus to its employees on the closing date who are also participants in the stock bonus plan in an aggregate amount of $7,500,000, to be allocated to such employees in the proportion that the number of shares of Holding common stock allocated to an employee’s stock bonus plan account on December 16, 2004 bear to the aggregate number of shares of Holding common stock allocated to the stock bonus plan accounts of all such employees.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

99.1	Press Release, dated December 22, 2004, of Earle M. Jorgensen Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2004

EARLE M. JORGENSEN COMPANY

By:	/s/ William S. Johnson
William S. Johnson
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 22, 2004.